Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTING FIRM

Coding Technologies AB

Stockholm, Sweden

We hereby consent to the use of our independent auditors’ report dated 8 May 2007, relating to our audit of the consolidated financial statements of Coding Technologies AB for the year 31 December 2006, which is in the Form 8-K/A of Dolby Laboratories, Inc filed January 25, 2008

/s/: BDO Nordic Stockholm AB

Stockholm, Sweden

January 23, 2008